UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Neffs Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2010.

▪
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

▪	The proxy statement and annual report are available at http://www.neffsnatl.com/neffsbancorp.html.
▪	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

The 2010 Annual Meeting of the Shareholders of Neffs Bancorp, Inc. will be held at the NOVA Building, 2375 Levans Road, Coplay, Pennsylvania, on May 12, 2010, at 7:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

▪
To elect 2 Class B directors each to serve for a three-year term and until their successors are elected and qualified.  The Board of Directors recommends a vote for the nominees listed in the Proxy Statement.

▪	To ratify the selection of ParenteBeard LLC as the corporation’s independent auditors for the year ending December 31, 2010. The Board of Directors recommends a vote for this proposal.
▪	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The following documents will be available on the website above:

▪	2009 Annual Report
▪	2010 Proxy Statement
▪	2010 Proxy Card

Shareholders may request their Annual Report and Proxy Statement by any of the following methods:

▪	Telephone: 1-877-882-3353 (toll-free)
▪	Email: shareholder@neffsnatl.com.
▪	Website: http://www.neffsnatl.com/neffsbancorp.html
▪	Mail: mail the attached form in the enclosed envelope

I would like to receive my proxy materials by:

☐  E-mail to my e-mail address at __________________________
☐  Mail

The election above will be:

☐  Permanent (or until further notice)
☐  This year only

Signature of Shareholder	Signature of Shareholder

Dated:____________________, 2010